Exhibit 32.0

Section 1350 Certifications of Chief Executive Officer and Chief Financial Officer

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Northeast Community Bancorp, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2011 as filed with the Securities and Exchange Commission (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. §1350, as added by § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

/s/ Kenneth A. Martinek
Kenneth A. Martinek
President and Chief Executive Officer

/s/ Salvatore Randazzo
Salvatore Randazzo
Executive Vice President, Chief Operating Officer and Chief Financial Officer

Date: March 30, 2012